Exhibit 99.1

News Release

For information contact:
C. Brian Strickland	Lauren Harris
EVP, Chief Financial Officer & Treasurer	Vice President, Marketing & Communications
(407) 650-1510	(407) 650-1205

CNL Hotels & Resorts to Acquire Grande Lakes Orlando Resort’s Two Distinguished Properties,
The Ritz-Carlton and JW Marriott, for Approximately $753 Million

- Acquisition Marks Company’s First Ritz-Carlton and First Luxury Asset In Orlando -

(ORLANDO, Fla.) January 4, 2006 - CNL Hotels & Resorts, Inc., the nation’s second largest hotel real estate investment trust, today announced it has entered into an agreement to acquire the 500-acre Grande Lakes Orlando resort, comprising a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square-foot spa and an 18-hole Greg Norman-designed championship golf course. Under the terms of the agreement, CNL Hotels & Resorts will acquire 100 percent of the Grande Lakes Orlando resort from an affiliate of Annapolis-based Thayer Lodging Group for a purchase price of approximately $753 million, subject to customary closing adjustments and prorations.

“The addition of these two high-end destination properties to our portfolio, including our first Ritz-Carlton, exemplifies our focus on acquiring distinctive real estate assets while furthering our strategy to create long-term value for investors,” said Thomas J. Hutchison III, CEO of CNL Hotels & Resorts. “Consistent with our stated goals, we look forward to employing our strong portfolio management skills to capitalize on Orlando’s solid convention bookings. We are particularly enthusiastic about the growth opportunities at this spectacular two-and-a-half-year-old resort, which positions two of the industry’s leading luxury brands within easy reach to the airport, convention center and major area attractions.

“We expect that the Grande Lakes Orlando resort will become one of the signature assets in our portfolio, and we look forward to working with the exceptional management teams of The Ritz-Carlton Hotel Company, L.L.C. and Marriott Hotels & Resorts.”

The properties at the resort include:
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The Ritz-Carlton Orlando, Grande Lakes - The AAA Four-Diamond property is designed to feel like an Italian palazzo with a richly appointed lobby and stylish residential ambience, featuring 584 rooms including 64 suites and 56 club level rooms. With the addition of a planned 14,100-square-foot ballroom, The Ritz-Carlton will feature 48,500 square feet of flexible meeting space. The property offers the popular Ritz Kids children’s program, specialty concierge services and signature dining options including the award-winning Norman’s restaurant, as well as an 18-hole Greg Norman-designed championship golf course and an award-winning 40,000-square-foot spa with 40 treatment rooms, offering a private lap pool and state-of-the-art Wellness Center.

- More -

CNL Hotels & Resorts to Acquire Grande Lakes Orlando / p. 2

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JW Marriott Orlando, Grande Lakes - Representing the highest level of Marriott luxury, the AAA Four-Diamond property greets guests with an expansive grand lobby atrium with Spanish and Moorish influences accented by the bold palette of the Mediterranean. The property features 998 rooms, including 64 suites, 108,000 square feet of flexible meeting space, a winding lazy river outdoor heated pool, hydrotherapy pools, three tennis courts and signature dining choices including Primo.

Among its many 2005 awards and accolades, the Grande Lakes Orlando resort has received: Gold Key Award by Meetings and Conventions Magazine; One of the Top 10 Golf and Spa Resorts by Corporate Meetings & Incentives Magazine; Top 100 Golf Resorts in North America by Conde Nast Traveler Magazine; America’s Best Hotel and Resort Spas by Mobil Travel Guide; and America’s Top 10 Best New Golf Courses by Golf Digest Magazine.

John A. Griswold, president and chief operating officer of CNL Hotels & Resorts, has served as 2004-2005 chairman of the Orlando/Orange County Convention & Visitors Bureau and brings 20 years of Orlando hotelier experience to the Grande Lakes Orlando resort venture. “We are extremely pleased to be investing in our hometown of Orlando, the nation's second largest lodging market, and are confident that its strong demand generators will continue to drive growth in both group and individual leisure travel,” stated Mr. Griswold. “Further, we expect that both properties at the resort will benefit from Marriott's global marketing reach of group bookings through its network of large destination resorts, including our own JW Marriott Desert Ridge Resort & Spa in Phoenix, which will provide synergistic strength in group venues in the Eastern and Western U.S.”

To enhance existing meeting space at The Ritz-Carlton and meet growing group demand, a 14,100-square-foot ballroom is currently being developed in a new 27,000-square-foot building. A separate 3,000-square-foot private exterior patio will also be available for outdoor functions. Construction is scheduled to be completed in the third quarter 2006. As part of the transaction, CNL Hotels & Resorts has allocated approximately $10 million for capital improvements at the resort, including the completion of The Ritz-Carlton ballroom and other capital projects such as a high-tech wireless connectivity system.

CNL Hotels & Resorts’ plans to use proceeds in part from the sale of its interest in the Waikiki Beach Marriott Resort and the pending sale of its interest in the Hotel del Coronado to acquire the Grande Lakes Orlando resort. The transaction, which is expected to close during the first quarter 2006, remains subject to customary closing conditions. There can be no assurance that it will be completed.

Once the transaction is consummated, the addition of the Grande Lakes Orlando resort will bring CNL Hotels & Resorts’ portfolio to 95 properties with more than 27,000 rooms with 20 nationally recognized hotel brands. Other destination resorts in its portfolio include: the 780-room Grand Wailea Resort Hotel & Spa in Maui, Hawaii; the 617-room La Quinta Resort & Club in La Quinta, California; the 950-room JW Marriott Desert Ridge Resort & Spa in Phoenix, Arizona; and the 692-room Doral Golf Resort & Spa, A Marriott Resort, in Miami, Florida.

- More -

CNL Hotels & Resorts to Acquire Grande Lakes Orlando / p. 3

About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. owns one of the most distinctive portfolios in the lodging industry. With a focus on luxury resorts and upper-upscale properties, the company has approximately $5.8 billion in total assets with 93 hotels and resorts across North America that operate under independent brands and corporate brands such as Marriott, Hilton and Hyatt. For more information, please visit www.cnlhotels.com.

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Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected closing, future growth at Grande Lakes Orlando, completion of The Ritz-Carlton ballroom and associated improvements, maintaining prestigious awards at the resort, use of proceeds from properties sold or under contract for sale, and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," “could”, "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the failure of closing conditions to be satisfied; a change in the national economy; changes in market conditions for hotels and resorts in Orlando; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; natural disasters; changes in construction costs; and such other risk factors as may be discussed in our annual report on Form 10-K and other filings with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.